Exhibit 99.1

Blucora Announces First Quarter 2020 Results
IRVING, TX — May 6, 2020 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people to achieve their goals, today announced financial results for the first quarter ended March 31, 2020.
First Quarter Highlights and Recent Developments
•Increased total revenue by 17% year-over-year (y/y), including addition of 1st Global
•Strong cash position through healthy cash flows and access to credit, ending the quarter with $168.2 million in cash and cash equivalents
•Achieved $390 million of net flows in to Advisory Assets and $124 million into Total Client Assets
•Total Client Assets ended the quarter at $61.0 billion, with $23.6 billion, or 38.7%, in Advisory Assets
•New leadership additions and organizational realignment to support and accelerate our growth priorities
•Recorded impairment of goodwill of approximately $271 million relating to wealth management business
“I’m extremely proud of our leadership team and employees, who have adapted quickly to ensure that we could operate productively and continue to meet the needs of our customers without interruption during the COVID-19 health crisis,” said Chris Walters, Blucora’s President and Chief Executive Officer. “We believe that our first quarter results reflect our wealth management business performing well with business continuity in place despite the COVID-19 outbreak and with results of that business for the first quarter ahead of expectations. That said, the pandemic’s impact on the economy and markets led us to perform a review the goodwill of our business units and record an impairment relating to our wealth management business. With respect to our tax preparation business, the extension of the tax season to July has pushed the tax preparation business’s volume, and associated revenue, into subsequent quarters.”
“Overall, we feel fortunate to have two strong businesses with ongoing demand in this challenging environment, and will continue to position the Company to best support our customers, advisors and stockholders today, and over the long-term. As part of this, I was pleased to announce recently that we now have a full leadership team in place and the operational structure that I believe will support and accelerate the execution of our priorities.”
Summary Financial Performance: Q1 2020
($ in millions except per share amounts)

	Q1 2020	Q1 2019	Change
Revenue:
Wealth Management	$145.0	$89.5	62%
Tax Preparation	$118.3	$136.2	(13)%
Total Revenue	$263.3	$225.8	17%
Segment Income:
Wealth Management	$22.6	$11.5	96%
Tax Preparation	$37.8	$79.3	(52)%
Total Segment Income	$60.4	$90.8	(34)%
Unallocated Corporate Operating Expenses	$(7.0)	$(7.1)	(1)%
GAAP:
Operating Income (Loss) (1)	$(241.8)	$70.1	(445)%
Net Income (Loss) Attributable to Blucora, Inc. (1)	$(315.5)	$62.2	(607)%
Diluted Net Income (Loss) Per Share Attributable to Blucora, Inc.	$(6.60)	$1.25	(623)%
Non-GAAP: (2)
Adjusted EBITDA	$53.3	$83.7	(36)%
Net Income	$43.6	$77.2	(44)%
Diluted Net Income per Share	$0.90	$1.56	(42)%
____________________________
(1)Included an impairment of goodwill of $270.6 million related to the Wealth Management business.
(2)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Outlook
The increased level of uncertainty around the near and longer-term impact of COVID-19, as well as the extension of the tax season into the 3rd quarter with a July 15 deadline, has delayed filing volume and makes it difficult to accurately predict the timing, volume and revenue of remaining tax-year 2019 filings. Due to these factors, and to maintain flexibility in an uncertain environment, the Company is withdrawing its prior first half 2020 tax preparation outlook and not providing additional outlook guidance at this time.

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss the first quarter, its outlook for full year 2020, its tax season update, and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call will be available on our website.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management business (formerly operating under the HD Vest and 1st Global brands), the leading tax-focused broker-dealer, with $61 billion in total client assets as of March 31, 2020, and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and professional users in 2019. With integrated tax and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: the impact of the recent coronavirus outbreak on our results of operations and our business, including the impact of the resulting economic downturn and the extension of tax filing deadlines and other related relief; our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain financial advisors, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; our ability to close, finance, and realize all of the anticipated benefits of our recent or pending acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; downgrade of the Company’s credit ratings; our ability to generate strong investment performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties or disgorgement, associated with our business being subjected to regulatory inquiries, investigations or initiatives; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Blucora, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Amounts in thousands, except per share data)

	Three months ended March 31,
	2020	2019
Revenue:
Wealth management services revenue	$144,989	$89,532
Tax preparation services revenue	118,331	136,236
Total revenue	263,320	225,768
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	102,342	61,374
Tax preparation services cost of revenue	4,013	4,201
Total cost of revenue	106,355	65,575
Engineering and technology	8,515	6,529
Sales and marketing	79,710	55,572
General and administrative	24,728	17,077
Acquisition and integration	5,682	1,797
Depreciation	1,796	1,061
Amortization of other acquired intangible assets	7,748	8,044
Impairment of goodwill	270,625	—
Total operating expenses	505,159	155,655
Operating income (loss)	(241,839)	70,113
Other loss, net (1)	(6,135)	(3,958)
Income (loss) before income taxes	(247,974)	66,155
Income tax expense	(67,520)	(3,985)
Net income (loss) attributable to Blucora, Inc.	$(315,494)	$62,170
Net income (loss) per share attributable to Blucora, Inc.:
Basic	$(6.60)	$1.29
Diluted	$(6.60)	$1.25
Weighted average shares outstanding:
Basic	47,827	48,161
Diluted	47,827	49,542
____________________________
(1)Other loss, net consisted of the following (in thousands):

	Three months ended March 31,
	2020	2019
Interest expense	$5,316	$3,776
Amortization of debt issuance costs	313	172
Accretion of debt discounts	68	38
Total interest expense	5,697	3,986
Interest income	(14)	(140)
Other	452	112
Other loss, net	$6,135	$3,958

Blucora, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Amounts in thousands)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$168,198	$80,820
Cash segregated under federal or other regulations	1,170	5,630
Accounts receivable, net of allowance	25,343	16,266
Commissions receivable	17,719	21,176
Other receivables	6,141	2,902
Prepaid expenses and other current assets, net	13,387	12,349
Total current assets	231,958	139,143
Long-term assets:
Property and equipment, net	31,807	18,706
Right-of-use assets, net	29,224	10,151
Goodwill, net	391,084	662,375
Other intangible assets, net	282,462	290,211
Deferred tax asset, net	—	9,997
Other long-term assets	4,397	6,989
Total long-term assets	738,974	998,429
Total assets	$970,932	$1,137,572
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,085	$10,969
Commissions and advisory fees payable	17,940	19,905
Accrued expenses and other current liabilities	59,760	36,144
Deferred revenue—current	4,425	12,014
Lease liabilities—current	2,187	3,272
Current portion of long-term debt, net	56,229	11,228
Total current liabilities	170,626	93,532
Long-term liabilities:
Long-term debt, net	381,521	381,485
Deferred tax liability, net	47,502	—
Deferred revenue—long-term	6,941	7,172
Lease liabilities—long-term	31,509	5,916
Other long-term liabilities	6,658	5,952
Total long-term liabilities	474,131	400,525
Total liabilities	644,757	494,057

Stockholders’ equity:
Common stock, par $0.0001—900,000 authorized shares; 49,148 shares issued and 47,842 shares outstanding at March 31, 2020; 49,059 shares issued and 47,753 shares outstanding at December 31, 2019	5	5
Additional paid-in capital	1,584,854	1,586,972
Accumulated deficit	(1,230,285)	(914,791)
Accumulated other comprehensive loss	—	(272)
Treasury stock, at cost—1,306 shares at March 31, 2020 and December 31, 2019	(28,399)	(28,399)
Total stockholders’ equity	326,175	643,515
Total liabilities and stockholders’ equity	$970,932	$1,137,572

Blucora, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Amounts in thousands)

	Three months ended March 31,
	2020	2019
Operating activities:
Net income (loss)	$(315,494)	$62,170
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock-based compensation	(1,201)	2,443
Depreciation and amortization of acquired intangible assets	10,168	9,354
Impairment of goodwill	270,625	—
Reduction of right-of-use lease assets	1,625	904
Deferred income taxes	57,898	(972)
Amortization of debt issuance costs	313	172
Accretion of debt discounts	68	38
Other	919	—
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(9,066)	(8,395)
Commissions receivable	3,457	1,180
Other receivables	(3,239)	(42)
Prepaid expenses and other current assets	(1,715)	(3,085)
Other long-term assets	2,560	(841)
Accounts payable	17,744	6,432
Commissions and advisory fees payable	(1,965)	(1,544)
Lease liabilities	(1,289)	—
Deferred revenue	(7,820)	(4,524)
Accrued expenses and other current and long-term liabilities	23,276	6,946
Net cash provided by operating activities	46,864	70,236
Investing activities:
Purchases of property and equipment	(7,715)	(1,243)
Net cash used by investing activities	(7,715)	(1,243)
Financing activities:
Proceeds from credit facilities	55,000	—
Payments on credit facilities	(10,313)	—
Proceeds from stock option exercises	—	283
Tax payments from shares withheld for equity awards	(918)	(2,425)
Contingent consideration payments for business acquisition	—	(943)
Net cash provided (used) by financing activities	43,769	(3,085)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	15
Net increase in cash, cash equivalents, and restricted cash	82,918	65,923
Cash, cash equivalents, and restricted cash, beginning of period	86,450	85,366
Cash, cash equivalents, and restricted cash, end of period	$169,368	$151,289

Blucora, Inc.
Segment Information
(Unaudited) (Amounts in thousands)

	Three Months Ended March 31,
	2020	2019
Revenue:
Wealth Management (1)	$144,989	$89,532
Tax Preparation (1)	118,331	136,236
Total revenue	263,320	225,768
Operating income:
Wealth Management	22,598	11,540
Tax Preparation	37,753	79,272
Corporate-level activity (2)	(302,190)	(20,699)
Total operating income (loss)	(241,839)	70,113
Other loss, net	(6,135)	(3,958)
Income tax expense	(67,520)	(3,985)
Net income (loss) attributable to Blucora, Inc.	$(315,494)	$62,170
____________________________
(1)Revenues by major category within each segment are presented below (in thousands):

	Three Months Ended March 31,
	2020	2019
Wealth Management:
Advisory	$78,757	$39,757
Commission	50,580	37,160
Asset-based	10,579	9,693
Transaction and fee	5,073	2,922
Total Wealth Management revenue	$144,989	$89,532
Tax Preparation:
Consumer	$103,821	$123,942
Professional	14,510	12,294
Total Tax Preparation revenue	$118,331	$136,236
(2)Corporate-level activity included the following (in thousands):

	Three months ended March 31,
	2020	2019
Operating expenses	$7,016	$7,105
Stock-based compensation	(1,201)	2,443
Acquisition and integration costs	5,682	1,797
Executive transition costs	9,184	—
Headquarters relocation costs	716	—
Depreciation	2,420	1,310
Amortization of acquired intangible assets	7,748	8,044
Impairment of goodwill	270,625	—
Total corporate-level activity	$302,190	$20,699

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Adjusted EBITDA Reconciliation (1)
(Unaudited) (Amounts in thousands)

	Three months ended March 31,
	2020	2019
Net income (loss) attributable to Blucora, Inc. (2)	$(315,494)	$62,170
Stock-based compensation	(1,201)	2,443
Depreciation and amortization of acquired intangible assets	10,168	9,354
Other loss, net	6,135	3,958
Acquisition and integration costs	5,682	1,797
Impairment of goodwill	270,625	—
Executive transition costs	9,184	—
Headquarters relocation costs	716	—
Income tax expense	67,520	3,985
Adjusted EBITDA	$53,335	$83,707

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited) (Amounts in thousands, except per share amounts)

	Three months ended March 31,
	2020	2019
Net income (loss) attributable to Blucora, Inc. (2)	$(315,494)	$62,170
Stock-based compensation	(1,201)	2,443
Amortization of acquired intangible assets	7,748	8,044
Acquisition and integration costs	5,682	1,797
Impairment of goodwill	270,625	—
Executive transition costs	9,184	—
Headquarters relocation costs	716	—
Cash tax impact of adjustments to GAAP net income	(736)	(411)
Non-cash income tax expense	67,037	3,151
Non-GAAP net income	$43,561	$77,194
Per diluted share:
Net income (loss) attributable to Blucora, Inc. (2) (3)	$(6.54)	$1.25
Stock-based compensation	(0.02)	0.05
Amortization of acquired intangible assets	0.16	0.17
Acquisition and integration costs	0.12	0.04
Impairment of goodwill	5.61	—
Executive transition costs	0.19	—
Headquarters relocation costs	0.01	—
Cash tax impact of adjustments to GAAP net income	(0.02)	(0.01)
Non-cash income tax expense	1.39	0.06
Non-GAAP net income per share	$0.90	$1.56
Weighted average shares outstanding used in calculating per Non-GAAP net income per share	48,253	49,542

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

(1)We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, and income tax (benefit) expense. Acquisition and integration costs primarily relate to the completed acquisition of 1st Global and the pending acquisition of HKFS. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill that was recognized in the first quarter of 2020. Executive transition costs relate to the departure of certain executive officers in the first quarter of 2020. Headquarters relocation costs relate to the ongoing process to move from our Dallas and Irving offices to our new headquarters in Coppell, TX.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, the related cash tax impact of those adjustments, and non-cash income tax expense. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.
We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)As presented in the condensed consolidated statements of operations, net loss per share attributable to Blucora, Inc. was $(6.60) for the three months ended March 31, 2020 and was calculated based on weighted average shares outstanding of 47,827,000, which excluded the effect of potentially dilutive shares due to the net loss earned for the period. For non-GAAP reconciliation purposes, net loss per share attributable to Blucora, Inc. of $(6.54) presented in the table above included the effect of potentially dilutive shares due to non-GAAP net income earned during the period.